UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 20, 2026

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(734) 335-0468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NDRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on May 27, 2025, the Company received a notification letter from The Nasdaq Stock Market LLC (“Nasdaq”) Listing Qualifications Staff (the “Staff”) notifying the Company that its stockholders’ equity had fallen below the $2,500,000 required minimum for continued listing set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”). The notification letter stated that the Company had until July 11, 2025 to provide Nasdaq with a specific plan to achieve and sustain compliance. The Company submitted its plan to regain compliance on July 11, 2025 and subsequently provided the Staff with additional materials. On October 31, 2025, the Company received written notice that, based on review of the compliance plan and additional materials, the Staff had granted the Company an extension to November 24, 2025 to regain compliance with the Minimum Stockholders’ Equity Requirement.

Subsequently, on November 18, 2025, based on the Staff’s review of the Company’s Form 8-K, dated November 14, 2025, the Staff determined that the Company regained compliance with Minimum Stockholders’ Equity Requirement, subject to Nasdaq’s continued monitoring of the Company’s ongoing compliance with the Minimum Stockholders’ Equity Requirement. Under such monitoring, if at the time of the Company’s periodic report following having regained compliance, the Company did not evidence continued compliance, it may be subject to delisting.

On April 20, 2026, the Staff issued a letter to the Company indicating that, because the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the year ended December 31, 2025 was $2,260,120, the Company is no longer in compliance with Minimum Stockholders’ Equity Requirement. The Staff’s letter indicated that the Company’s non-compliance would result in the delisting of the Company’s securities from Nasdaq unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company intends to timely request a hearing before the Panel, which request will stay any further action by Nasdaq pending the issuance of a decision by the Panel and the expiration of any extension the Panel may grant to the Company following the hearing.

The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. The Company is currently evaluating its available options to resolve the deficiency and regain compliance with the Minimum Stockholders’ Equity Requirement. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Stockholders’ Equity Requirement, maintain compliance with the other Nasdaq listing requirements or be successful in appealing the delisting determination.

Cautionary Note regarding Forward-Looking Statements

All statements in this Current Report on Form 8-K that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “intends,” “will” and other comparable terms. Examples of forward-looking statements include, among others, statements regarding the Company’s ability to regain compliance with Nasdaq rules and expectations regarding the outcome of any potential hearing before an independent panel. The forward-looking statements made in this report speak only as of the date of this report, and the Company assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
April 21, 2026
	By:	/s/ Richard Jacroux
	Name:	Richard Jacroux
	Title:	Chief Financial Officer

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